News Release Corporate Communications

Media	Investors
Janis Smith	Bob Strickland
(415) 396-7711	(415) 396-0523
Wednesday, January 16, 2008
WELLS FARGO REPORTS RECORD ANNUAL REVENUE
WITH DOUBLE-DIGIT REVENUE GROWTH
Full Year 2007:
•	Record revenue of $39.4 billion

•	Positive operating leverage (revenue growth of 10.4 percent; expense growth of 9.5 percent)

•	Net income of $8.06 billion, including previously announced $1.4 billion (pre tax) credit reserve build and $203 million (pre tax) Visa litigation expense

•	Diluted earnings per share of $2.38, including credit reserve build ($0.27) and Visa litigation expense ($0.04)
Fourth Quarter 2007:
•	Record revenue of $10.2 billion

•	Net income of $1.36 billion, including $1.4 billion (pre tax) credit reserve build

•	Diluted earnings per share of $0.41, including $0.27 credit reserve build

•	Strong loan growth
○	Average loans up 20 percent from prior year; up 27 percent (annualized) from prior quarter

○	Average commercial and commercial real estate loans up 24 percent from prior year; up 37 percent (annualized) from prior quarter
•	Average core deposits up 11 percent from prior year; up 11 percent (annualized) from prior quarter

•	Net interest margin of 4.62 percent, up 7 basis points from prior quarter

Selected Financial Information	Full Year			Fourth Quarter
			%			%
	2007	2006	Change	2007	2006	Change
Diluted earnings per share	$2.38	$2.47	(4)%	$0.41	$0.64	(36)%
Net income (in billions)	8.06	8.42	(4)	1.36	2.18	(38)

Net charge-offs as % of avg. total loans	1.03%	0.73%	41	1.28%	0.92%	39
Nonperforming loans as % of total loans	0.70	0.52	35	0.70	0.52	35
Allowance as a % of total loans	1.44	1.24	16	1.44	1.24	16

Revenue (in billions)	$39.39	$35.69	10	$10.21	$9.41	8
Average loans (in billions)	344.8	306.9	12	374.4	312.2	20
Average core deposits (in billions)	303.1	268.9	13	314.8	283.8	11
Net interest margin	4.74%	4.83%	(2)	4.62%	4.93%	(6)

SAN FRANCISCO — Wells Fargo & Company (NYSE:WFC) reported diluted earnings per common share of $2.38 for 2007 compared with $2.47 in 2006. Net income was $8.06 billion compared with $8.42 billion in 2006. Full year results included the impact of the previously announced $1.4 billion (pre tax) credit reserve build ($0.27 per share) and $203 million Visa litigation expense ($0.04 per share) for 2007 and $95 million ($0.02 per share) of Visa litigation expense for 2006. Net income was $1.36 billion, or $0.41 per share, for fourth quarter 2007 compared with $2.18 billion, or $0.64 per share, for fourth quarter 2006. Fourth quarter results included the impact of the $1.4 billion (pre tax) credit reserve build ($0.27 per share).
“Despite the industry headwinds and challenging economic environment, our outstanding team members produced record revenue for both the fourth quarter and full year,” said President and CEO John Stumpf. “We expect the environment to remain challenging in 2008, particularly in the consumer sector, but we’re as committed as ever to satisfying all our customers’ financial needs and believe we have the right strategy and team in place to do just that. Our talented team did exceptionally well in fundamental areas such as account, revenue and deposit growth and we expanded distribution and cross-sell to both consumer and commercial customers. Our diversified business model, financial strength and rigorous execution have enabled us to manage through challenging times better than most and 2007 proved that. It was also a productive year for acquisitions, including our acquisitions of Placer Sierra Bancorp and Greater Bay Bancorp. We also recently agreed to acquire the banking operations of United Bancorporation of Wyoming, which will make us the largest bank in our nation’s ninth fastest-growing state. This is not the first economic downturn our industry has seen and it won’t be the last. That’s why we’ve built our model and our team to meet customer needs as a priority through all economic conditions — a commitment every bit as strong today as it’s been over our 156-year history.”
Financial Performance
“Despite the challenging environment in 2007, Wells Fargo had a strong year and strong fourth quarter,” said Chief Financial Officer Howard Atkins. “We believe we will be among the few large banks in the U.S. that achieved both double-digit top line revenue growth as well as positive operating leverage (revenue growth of 10.4 percent exceeding expense growth of 9.5 percent). Our pre-tax pre-provision profit (revenue less noninterest expense) rose to an annual record of $16.6 billion, up 12 percent from the prior year, and, on a strong fourth quarter, to a quarterly record of $4.3 billion, up 8 percent year-over-year, and 12 percent (annualized) on a linked-quarter basis. The strength of these business results reflected record sales and double-digit growth in loans, deposits and fee income for the full year,” said Atkins.
“While we were not immune to the unexpectedly sharp and rapid downturn in housing, and our earnings were reduced in the fourth quarter by the $1.4 billion credit reserve build, primarily for home equity losses, we largely avoided the problems and costly asset write-downs many large financial institutions incurred. We maintained one of the highest return on equity ratios among large bank holding companies, at 17.1 percent, as well as one of the strongest capital positions in the industry for 2007. With our strong capital position, the challenges facing the industry and the significant upward re-pricing of asset spreads, we are finding significantly more opportunities now for acquisitions, portfolio purchases, and attractive loan and asset purchases than we have seen in the past five years.”

Revenue
Revenue for the year was a record $39.4 billion, up 10 percent from $35.7 billion in 2006. Revenue increased 8 percent in the fourth quarter to $10.2 billion, another record, up $792 million from a year ago. On a linked-quarter basis, revenue growth accelerated to 14 percent (annualized), up $352 million. “Our strong revenue growth was driven by solid, across the board volume growth in loans, deposits and fee-based products,” said Atkins. “Many of our businesses continued to post double-digit, year-over-year revenue growth, including business direct, wealth management, credit and debit card, global remittance services, personal credit management, home mortgage, asset-based lending, asset management, specialized financial services and international.”
Loans
Average loans of $374.4 billion in fourth quarter 2007 grew $62.2 billion, or 20 percent, from fourth quarter 2006. On a linked-quarter basis, average loans increased $23.7 billion, or 27 percent (annualized). Average commercial and commercial real estate loans increased $28.4 billion, or 24 percent, from fourth quarter 2006 and increased $12.6 billion, or 37 percent (annualized), on a linked-quarter basis. This was the 13th consecutive quarter of double-digit, year-over-year growth in average commercial and commercial real estate loans.
Average consumer loans increased $32.8 billion, or 18 percent, from a year ago and increased $10.9 billion, or 21 percent (annualized), on a linked-quarter basis. Average real estate 1-4 family junior lien mortgage and credit card loans grew at double-digit rates from a year ago. The acquisition of Greater Bay Bancorp added $5.1 billion of average total loans in the fourth quarter, including $4.7 billion of commercial loans and $400 million of consumer loans.
Deposits
Average core deposits of $314.8 billion for fourth quarter 2007 increased $31.0 billion, or 11 percent, from fourth quarter 2006. On a linked-quarter basis, average core deposits grew $8.7 billion, or 11 percent (annualized). Average mortgage escrow deposits were $19.8 billion for fourth quarter 2007, down $392 million from fourth quarter 2006 and down $2.6 billion on a linked-quarter basis. Excluding mortgage escrow balances, total average core deposits grew 12 percent from fourth quarter 2006 and 16 percent (annualized) on a linked-quarter basis. Average retail core deposits grew $14.2 billion, or 6 percent, from fourth quarter 2006 and increased $5.6 billion, or 10 percent (annualized), on a linked-quarter basis. Average net new consumer checking accounts grew 4.7 percent from fourth quarter 2006, including 5.7 percent net new consumer account growth in California. The acquisition of Greater Bay Bancorp added $3.6 billion of average deposits in the fourth quarter, $3.4 billion of which were retail core deposits.
Net Interest Income
Net interest income increased $438 million, or 9 percent, from a year ago and increased $208 million, or 16 percent (annualized), from third quarter 2007 due to solid earning asset growth (up 16 percent year-over-year and up 10 percent (annualized) on a linked-quarter basis) combined with a 7 basis point expansion in the net interest margin to 4.62 percent on a linked-quarter basis. “The Company continued to have one of the highest net interest margins among large U.S. bank holding companies,” said Atkins. Net interest income was reduced by approximately $22 million in the quarter due to the impact of temporarily elevated short-term London Interbank Offered Rates (LIBOR).

Noninterest Income
Noninterest income increased $354 million, or 8 percent, from fourth quarter 2006 and increased 12 percent (annualized) on a linked-quarter basis. Noninterest income increased across the Company’s businesses from fourth quarter 2006, with double-digit increases in debit and credit card fees (up 22 percent), deposit service charges (up 13 percent) and insurance fees (up 24 percent), along with a solid increase in trust and investment fees (up 9 percent). Capital markets and equity investment results also were strong during the quarter. Mortgage banking noninterest income increased $154 million, or 23 percent, from fourth quarter 2006, because net servicing fee income growth exceeded the impact of a 20 percent decline in home mortgage originations.
The 12 percent annualized growth in noninterest income on a linked-quarter basis reflected, in part, strong double-digit annualized growth in trust and investment fees, card fees and insurance income. During the quarter, mortgage banking noninterest income was impacted by changes in interest rates, widening credit spreads and other housing/credit market conditions, including:

• ($268) million	Write-down of the mortgage warehouse/pipeline, write-down of mortgage loans repurchased during the quarter, an increase in the repurchase reserve for projected early payment defaults, and a decline in servicing value of loans held in the mortgage warehouse.

• $280 million	Increase in mortgage servicing income reflecting a $1.9 billion reduction in the value of mortgage servicing rights (MSRs) due to the decline in mortgage rates during the quarter, offset by a $2.2 billion gain on the financial instruments hedging the MSRs. The ratio of MSRs to related loans serviced for others was 1.20 percent, the lowest capitalization ratio in 10 quarters and 15 basis points below the third quarter.
Unrealized net gains on securities available for sale were $680 million at December 31, 2007, up from $581 million at September 30, 2007. “We continued to maintain a relatively low-risk, highly liquid and very valuable available for sale portfolio,” said Atkins.
Noninterest Expense
Noninterest expense increased $489 million, or 9 percent, from fourth quarter 2006 and increased $229 million from third quarter 2007. Noninterest expense for fourth quarter 2007 included $43 million in integration and severance costs, as well as $33 million in expenses reflecting the Company’s proportionate share of Visa’s accrual for certain additional litigation matters. As previously reported, the Company revised its third quarter 2007 results to reflect $170 million of litigation expenses associated with indemnification obligations arising from the Company’s ownership interest in Visa. “We continued to invest in our people and our businesses in 2007, opening 87 regional banking stores,” said Atkins. “Despite these investments, our efficiency ratio was 57.8 percent in fourth quarter 2007, of which 60 basis points was due to the acquisition of Greater Bay Bancorp and related integration expense.”
Income Taxes
The Company’s effective tax rate for full year 2007 was 30.70 percent compared with 33.44 percent for 2006. Income tax expense for 2007 included FIN 48 tax benefits of $235 million, of which $130 million was in the fourth quarter, as well as the impact of lower pre-tax earnings in relation to the level of tax-exempt income and tax credits. The tax benefits recorded in 2007 primarily related to the resolution of certain matters with federal and state taxing authorities and statute expirations, reduced by accruals for uncertain tax positions, in accordance with FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes.
Credit Quality
“2007 was a challenging year for credit,” said Chief Credit Officer Mike Loughlin. “We largely avoided many higher-risk wholesale and consumer loan products and practices that are problematic to the industry. However, we did not fully appreciate the severity of the residential real estate downturn and its impact on our home equity portfolio, particularly our third party-originated, higher loan-to-value second mortgages.” The fourth quarter 2007 provision was $2.6 billion, which included fourth quarter 2007 net charge-offs of $1.2 billion and the previously disclosed $1.4 billion fourth quarter credit reserve build, largely for losses in the National Home Equity Group (Home Equity) portfolio, particularly in discontinued third party origination channels.
Net Charge-offs: Fourth Quarter 2007
Fourth quarter 2007 net charge-offs were $1.21 billion (1.28 percent of average total loans, annualized) compared with $892 million (1.01 percent) in third quarter 2007 and $726 million (0.92 percent) in fourth quarter 2006.

	December 31, 2007		September 30, 2007

	Net loan	As a %	Net loan	As a %
	charge-offs	of average	charge-offs	of average
	(in millions)	loans	(in millions)	loans

Commercial and commercial real estate:
Commercial	$186	0.85%	$120	0.60%
Other real estate mortgage	3	0.02	(2)	0.01
Real estate construction	9	0.19	2	0.06
Lease financing	4	0.24	5	0.27

Total commercial and commercial real estate	202	0.54	125	0.37

Consumer:
Real estate 1-4 family first mortgage	34	0.19	16	0.11
Real estate 1-4 family junior lien	277	1.46	153	0.83
Credit card	223	5.01	176	4.30
Other revolving credit and installment	421	2.97	368	2.68

Total consumer	955	1.74	713	1.36

Foreign	55	2.81	54	2.86

Total loans	$1,212	1.28%	$892	1.01%

“Credit performance within the overall portfolio varied by loan type,” said Loughlin. Commercial and commercial real estate charge-offs increased $77 million, almost entirely due to the commercial category, largely consisting of charge-offs on loans originated through our business direct channel. Business direct consists primarily of unsecured lines of credit to small firms and sole proprietors. These lines tend to perform in a manner similar to credit cards. The remaining balance of commercial (other real estate mortgage, real estate construction and lease financing) continued to have extremely low charge-off rates. While real estate 1-4 family first mortgage charge-off rates increased in the fourth quarter in the aggregate, total charge-offs were very low, only $34 million on a $71 billion portfolio. Credit card charge-offs increased $47 million in the quarter, about one-third of which was due to growth. After having been at uncharacteristically low levels, card charge-off rates increased to 5 percent in the fourth quarter and were largely in line with industry standards, reflecting some stress on the consumer. Charge-offs in other revolving credit and installment loans, largely in the auto portfolio, increased to $421 million in the fourth quarter. The $28 million increase in auto charge-offs in the fourth quarter was consistent with historical, second half of the year seasonal trends.
Charge-offs in the real estate 1-4 family junior lien category, primarily Home Equity loans, increased $124 million in the fourth quarter, primarily due to Home Equity losses. The large and rapid deterioration in residential real estate values in many markets led to greater loss severity in our higher loan-to-value portfolio segments. As previously disclosed, the Company identified approximately $12 billion of higher-loss content Home Equity loans, primarily sourced through third party originators, which were segregated into a liquidating portfolio for dedicated account management and collections. The liquidating portfolio produced $47.6 million in net charge-offs for the month of December, 2007 with an annualized loss rate of 4.80 percent compared with 0.86 percent for the remaining portfolio during December. Details are provided in the table below.
Home Equity Portfolios as of December 31, 2007

	Liquidating	Remaining
($ in billions)	Portfolio	Portfolio

Outstanding balances	$11.9	$72.3

December 2007 loss rate (annualized)	4.80%	0.86%

CLTV* > 90%	55%	25%
Avg. FICO	725	735

Wells Fargo retail originated	< 1%	98%
$ in 1st lien	$ 0.4	$11.4
$ in 2nd lien behind a WF 1st	3.4	38.1

% in California	38%	36%

* Combined loan to value ratio greater than 90% based primarily on automated appraisal updates as of September 30, 2007
Net Charge-offs: 2007
Full year 2007 net charge-offs were $3.54 billion (1.03 percent of average total loans) compared with $2.25 billion (0.73 percent) during 2006. Total wholesale charge-offs (excluding business direct) were 0.08 percent of total loans, and remained at historically low levels. Total 2007 charge-offs increased $78 million from prior year, centered in residential real estate construction and industries related to home building. Home Equity charge-offs totaled $595 million (0.73 percent of average Home Equity loans) in 2007 compared with $110 million (0.14 percent) in 2006. “The majority of the Home Equity charge-offs were centered in the indirect origination and 90 percent or greater combined loan-to-value portfolios where we have discontinued activities and segregated the loans into the liquidating portfolio,” said Loughlin. “We also experienced increased charge-offs in our unsecured consumer portfolios, in part due to growth and in part due to increased economic stress in households. Full year 2007 auto charge-offs were $1.02 billion (3.45 percent of average auto loans) compared with $857 million (3.15 percent) in 2006. These results were consistent with our expectations and represent a stabilization of new business originations and collections activities within this business. Given the weakness in housing and overall state of the U.S. economy, it is likely that net charge-offs will be higher in 2008.”

Nonperforming Assets
Total nonperforming assets were $3.87 billion (1.01 percent of loans) at December 31, 2007, and included $2.68 billion of nonperforming loans, $535 million of fully insured Government National Mortgage Association (GNMA) repurchases, and $649 million of foreclosed real estate and repossessed vehicles. This compares with $3.18 billion (0.88 percent) at September 30, 2007, consisting of $2.09 billion of nonperforming loans, $487 million of GNMA repurchases and $603 million of foreclosed and repossessed assets.
“The majority of the increase in nonperforming assets was concentrated in the first mortgage loan portfolio ($132 million in Wells Fargo Home Mortgage and $230 million in Wells Fargo Financial real estate) and was due to the national rise in foreclosure rates,” said Loughlin. “Additionally, due to illiquid market conditions, we have decided to hold more foreclosed properties than we have historically.”
Loans 90 days or more past due and still accruing totaled $6.39 billion, $5.53 billion, and $5.07 billion at December 31, 2007, September 30, 2007 and December 31, 2006, respectively. For the same periods, the total included $4.83 billion, $4.26 billion and $3.91 billion, respectively, in advances pursuant to our servicing agreement to GNMA mortgage pools whose repayments are insured by the Federal Housing Administration or guaranteed by the Department of Veteran Affairs.
Loans 90 Days or More Past Due and Still Accruing
(Excluding Insured/Guaranteed GNMA Balances)

	Dec. 31,	Sept. 30,	Dec. 31,
(in millions)	2007	2007	2006
Commercial and commercial real estate:
Commercial	$32	$14	$15
Other real estate mortgage	10	22	3
Real estate construction	24	10	3

Total commercial and commercial real estate	66	46	21
Consumer:
Real estate 1-4 family first mortgage	286	225	154
Real estate 1-4 family junior lien mortgage	201	127	63
Credit card	402	303	262
Other revolving credit and installment	552	520	616

Total consumer	1,441	1,175	1,095
Foreign	52	42	44

Total	$1,559	$1,263	$1,160

Allowance for Credit Losses
The allowance for credit losses, including unfunded credit commitments, was $5.52 billion at December 31, 2007, an increase of $1.50 billion, or 37 percent, from the prior quarter, attributable to the $1.4 billion credit reserve build, and loan loss reserves from the Greater Bay Bancorp acquisition. “The $5.52 billion allowance provides increased coverage of loans outstanding,” said Loughlin. “We believe the allowance is adequate for losses inherent in the loan portfolio at December 31, 2007.”

Business Segment Performance
Wells Fargo has three lines of business for management reporting: Community Banking, Wholesale Banking and Wells Fargo Financial. Net income of the three business segments was:

	Full Year			Fourth Quarter
			%			%
Net income (in millions)	2007	2006	Change	2007	2006	Change
Community Banking	$5,293	$5,550	(5)	$693	$1,532	(55)
Wholesale Banking	2,283	2,018	13	590	491	20
Wells Fargo Financial	481	852	(44)	78	158	(51)

More financial information about the business segments is on pages 28 and 29.
Community Banking offers a complete line of diversified financial products and services for consumers and small businesses including investment, insurance and trust services primarily in 23 midwestern and western states, and mortgage and home equity loans in all 50 states.

Selected Financial Information	Full Year			Fourth Quarter
			%			%
(in millions)	2007	2006	Change	2007	2006	Change
Total revenue	$25,538	$23,032	11	$6,660	$6,130	9
Provision for credit losses	3,187	887	259	2,082	275	657
Noninterest expense	15,000	13,917	8	3,904	3,558	10
Net income	5,293	5,550	(5)	693	1,532	(55)
Average loans (in billions)	194.0	178.0	9	210.9	175.7	20
Average assets (in billions)	330.8	320.2	3	347.0	311.9	11

Community Banking reported net income of $5.29 billion for 2007 (including the $1.4 billion pre-tax credit reserve build), down from $5.55 billion for 2006. Pre-tax pre-provision profit (revenue less noninterest expense) increased $1.42 billion, or 16 percent, from 2006. Revenue growth of 11 percent was driven by loan growth of 9 percent and double-digit fee income growth. Noninterest expense for 2007 increased 8 percent (3 percentage points less than revenue, representing positive operating leverage) driven by investments in technology, distribution and sales staff. The provision for credit losses for 2007 increased $2.3 billion from 2006, including the $1.4 billion credit reserve build.
Regional Banking highlights
•	Record core product solutions (sales) of 19.7 million, up 11 percent from 2006 on a comparable basis

•	Core sales per platform sales banker FTE (active, full-time equivalent) of 4.93 per day, up from 4.75 in 2006 on a comparable basis

•	Retail bank household cross-sell of 5.5 products per household

•	Sales of Wells Fargo Packages® (a checking account and at least three other products) up 21 percent from 2006, purchased by 69 percent of new checking account customers

•	Consumer checking accounts up a net 4.7 percent from prior year

•	Team member engagement ratio (engaged to actively disengaged) over 8.5 to 1 improved from 7.1 to 1 in 2006

•	Store-based customer loyalty scores up 7 percent from 2006

•	Business Banking
○	Store-based business solutions up 16 percent from 2006 on a comparable basis
○	Loans to small businesses (loans primarily less than $100,000 on our business direct platform) up 19 percent from 2006

○	Business checking accounts up a net 3.6 percent from 2006
○	Business Banking household cross-sell at 3.5, up from 3.3 in 2006
○	Sales of Wells Fargo Business Services Packages (a business checking account and at least three other business products) up 30 percent from 2006, purchased by 45 percent of new business checking account customers
“Thanks to our dedicated Regional Banking team, focused on our vision of earning all of our customers’ business, we provided a record 19.7 million core product solutions in 2007, up 11 percent from 2006 on a comparable basis,” said Carrie Tolstedt, senior EVP, Community Banking. “Our retail bank household cross-sell was 5.5, nearly 1 in 4 households have 8 or more products, and 69 percent of new checking account customers purchased Wells Fargo Packages. Sales of store-based business solutions increased 16 percent from 2006 on a comparable basis, and sales of Wells Fargo Business Services Packages rose 30 percent. We know our talented and dedicated team members drive our success. In 2007, our team member engagement ratio rose to over 8.5 to 1, up from 7.1 to 1 in 2006. Five years ago, it was 2.5 to 1. We continue to focus on the customer experience, performing 50,000 store-based customer surveys per month. We've now completed over two million surveys since we began surveying four years ago. For customers transacting at the teller line, welcoming and wait time survey scores were up 11 percent and customer loyalty scores improved 7 percent from 2006. In 2007, we opened 87 banking stores and converted 39 stores from Placer Sierra Bancshares and 3 stores purchased from National City Bank, bringing our total retail store count to 3,298. We welcomed Greater Bay Bancorp to our team in the fourth quarter, with conversion to our network planned for early in 2008. To better serve our customers, we added 153 webATM® machines and converted 908 to Envelope-FreeSM webATM machines bringing our total to 1,314 primarily in Northern California.”
Home Mortgage and Home Equity highlights
•	Mortgage originations of $272 billion in 2007, down 7 percent from prior year

•	Record $1.53 trillion owned mortgage servicing portfolio, up 12 percent from prior year

•	Mortgage servicing customers of 10 million

•	Mortgage application pipeline of $43 billion, compared with $48 billion at December 31, 2006

•	National Home Equity Group portfolio of $84 billion, up 6 percent from December 31, 2006
“Despite the sharp downturn in housing and the disruption in the secondary markets, our home mortgage businesses performed relatively well compared with many of the players in the industry,” said Mark Oman, senior EVP, Home and Consumer Finance Group. “During the year, our teams have taken the appropriate actions to reduce credit and capital markets risk, lower our cost structures, and strengthen our mortgage sales force by selectively hiring highly-successful sales representatives from our competitors. Total fourth quarter originations declined 20 percent from 2006 to $56 billion, primarily reflecting actions we took to exit or reduce volume in third party channels for non-prime, non-conforming and home equity products. Retail mortgage originations declined only 3 percent in the quarter. In 2007, we again benefited from a balanced business model. As origination volumes have slowed, so have servicing prepayments. As a result, we continued to grow the servicing business, with our owned servicing portfolio reaching $1.53 trillion at year-end, up 12 percent from 2006. We also continued to work hard to keep customers in their homes. Our foreclosure rate remained well below industry averages, and we were a leader in HOPE NOW, a new national alliance of mortgage counselors, mortgage servicers, capital markets, investors and the group government to help at-risk homeowners facing foreclosure or higher adjustable rate mortgage resets.”

Wealth Management Group highlights
•	Wells Fargo Wealth Management Group named among top 10 wealth managers in U.S. by Barron’s
•	Revenue up 14 percent in fourth quarter from prior year, up 10 percent (annualized) from prior quarter
•	Average loans up 21 percent in fourth quarter from prior year, up 24 percent (annualized) from prior quarter
•	Brokerage assets under administration of $103 billion, up 17 percent from prior year
Internet highlights
•	9.68 million active online consumer customers, up 13 percent from prior year, serving 65 percent of all consumer checking accounts
•	4.84 million online money movement customers, up 18 percent from prior year
•	981,000 active online small business customers, up 18 percent from prior year
Wholesale Banking serves customers coast to coast, including middle market banking, corporate banking, commercial real estate, treasury management, asset-based lending, insurance brokerage, foreign exchange, trade services, specialized lending, equipment finance, capital markets activities and asset management.

Selected Financial Information	Full Year				Fourth Quarter
			%			%
(in millions)	2007	2006	Change	2007	2006	Change
Total revenue	$8,341	$7,234	15	$2,142	$1,883	14
Provision for credit losses	69	16	331	36	25	44
Noninterest expense	4,772	4,114	16	1,212	1,105	10
Net income	2,283	2,018	13	590	491	20
Average loans (in billions)	85.6	71.4	20	95.1	75.0	27
Average assets (in billions)	113.1	97.1	16	128.1	97.9	31

•	Double-digit growth in revenue, earnings, loans and deposits from prior year
•	Record net income of $2.28 billion in 2007, up 13 percent from 2006, 9th consecutive year of record earnings
•	Asset Management Group revenue up 13 percent from prior year, up 15 percent (annualized) from prior quarter
•	Acquired 16 commercial insurance brokerages in 2007, 4 in fourth quarter
•	Active users of Commercial Electronic Office® internet portal up 26 percent from same period last year
“Our Wholesale Banking team achieved outstanding results,” said Dave Hoyt, senior EVP, Wholesale Banking Group. “For the 14th consecutive quarter, we achieved double-digit, year-over-year growth in loans. Despite unsettled financial market conditions, we continued to build deeper relationships with our customers, with an average of 6.1 products per wholesale relationship and over 7.6 products per middle market commercial relationship. We continued to grow market share by adding more offices, introducing new products and services, and attracting talented professionals to help our customers succeed financially. We achieved record revenue in sales of foreign exchange and interest rate risk management products.
“Many of our customers are experiencing benefits of electronically scanning and sending their checks via internet for deposit with us safely and securely, surpassing the volume of paper check deposits for the first time. On several days in October, we processed electronically more than one million check images and more than $2 billion in deposits in a single day. We received 106 million checks electronically in 2007, more than three times 2006, and $254 billion was deposited electronically in 2007, more than double the volume in 2006.”
Wholesale Banking’s net income was $590 million and $2.3 billion in fourth quarter and full year 2007, respectively, up 20 percent and 13 percent, for the same periods from a year ago. Fourth quarter 2007 revenue increased 14 percent to $2.1 billion and full year revenue was up 15 percent, driven by strong loan and deposit growth and higher fee income. Average loans grew to $95.1 billion, up 27 percent from a year ago, including $2.6 billion from the CIT Construction acquisition, as well as double-digit increases across nearly all wholesale lending businesses. Average core deposits were $61.5 billion, up 40 percent from a year ago, all in interest-bearing balances. Noninterest income increased $113 million from fourth quarter 2006 due to higher trust and investment income (reflecting a 16 percent increase in assets under management), deposit service charges, foreign exchange and insurance, partially offset by a lower level of capital markets and commercial real estate brokerage activity given challenges in certain sectors of the market environment. Noninterest expense increased $107 million from a year ago, mainly due to higher personnel-related costs, including additional team members and higher incentive expenses, as well as commissions and other expenses directly related to higher sales volumes, continued investments, and acquisitions.
Wells Fargo Financial offers consumer loans primarily through real estate-secured debt consolidation products, automobile financing, consumer and private-label credit cards and commercial services to consumers and businesses throughout the United States, Canada, Puerto Rico and the Pacific Rim.

Selected Financial Information	Full Year				Fourth Quarter
			%			%
(in millions)	2007	2006	Change	2007	2006	Change
Total revenue	$5,511	$5,425	2	$1,403	$1,400	—
Provision for credit losses	1,683	1,301	29	494	426	16
Noninterest expense	3,052	2,806	9	784	748	5
Net income	481	852	(44)	78	158	(51)
Average loans (in billions)	65.2	57.5	13	68.4	61.5	11
Average assets (in billions)	71.1	62.9	13	74.7	67.0	11

•	Average loans up 13 percent from prior year
○	Real estate-secured receivables up 25 percent to $27.3 billion
○	Auto finance receivables flat at $27.4 billion
Wells Fargo Financial’s net income in the fourth quarter was $78 million, down $80 million from a year ago when the Company completed the final portion of its divestiture of some of its Latin American operations. For the full year, net income was $481 million, down from $852 million last year, in part as a result of the Latin American sale and a $50 million reversal of Hurricane Katrina-related reserves both in 2006, while 2007 included higher losses and slower growth in the auto portfolio.
“Our real estate-secured portfolio, largely consisting of $24 billion of debt-consolidation loans in the U.S., continued to experience solid growth, in part due to lower levels of prepayments,” said Tom Shippee, president and CEO of Wells Fargo Financial. “Overall credit quality on this real estate-secured portfolio remained good, with losses of only $18 million in the fourth quarter, although delinquencies and nonaccrual loans did increase in the quarter, reflecting some signs of consumer stress.
“Results in 2007 were significantly impacted by the auto business stemming from a decision in late 2006 to slow the growth rate of this business in order to concentrate on reducing losses, delinquencies, and to improve the loan collection process. Growth in losses did slow in 2007, delinquencies remained lower than a year ago - although they increased somewhat late in the year primarily due to seasonality - and the targeted improvements in the collection process have now been completed. While overall risk in this business has been reduced, revenue growth has moderated as we slowed the business down.
“As the year progressed, we focused on aggressively managing costs on several fronts, including closing 89 consumer stores in the U.S. and 16 in Canada, representing a 9 percent reduction in our store network. This was made possible by the consolidation of our auto lending and consumer lending platforms in 2006, which helped eliminate redundancies and provided for more efficient use of store space, without reducing the total sales force. Full year expenses grew only 9 percent, with a 5 percent increase in the fourth quarter compared with a year ago, which was less than half the rate of our fourth quarter receivables growth.”
Recorded Message
A recorded message reviewing Wells Fargo’s results is available at 5:30 a.m. Pacific Time through January 19, 2008. Dial 877-660-6853 (domestic) or 201-612-7415 (international). Enter account number 286 and conference ID 266655. The call is also available on the internet at www.wellsfargo.com/ir and http://www.vcall.com/IC/CEPage.asp?ID=124308.
The following appears in accordance with the Private Securities Litigation Reform Act of 1995:
This news release contains forward-looking statements about the Company, including the statements that we believe the allowance for credit losses was adequate for losses inherent in the loan portfolio at December 31, 2007 and that net charge-offs will likely be higher in 2008 than they were in 2007. Do not unduly rely on forward-looking statements. They give our expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date.
There are a number of factors that could cause results to differ significantly from our expectations, including further deterioration in the credit quality of our home equity, real estate, auto or other loan portfolios, or in the value of the collateral securing those loans, due to higher interest rates, increased unemployment, declining home or auto values, or other economic factors. For a discussion of factors that may cause actual results to differ from expectations, refer to our Annual Report on Form 10-K for the year ended December 31, 2006, as updated by our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, filed with the Securities and Exchange Commission (SEC) and available on the SEC’s website at www.sec.gov.
Any factor described in this news release or in any document referred to in this news release could, by itself or together with one or more other factors, adversely affect the Company’s business, earnings and/or financial condition.
Wells Fargo & Company is a diversified financial services company with $575 billion in assets, providing banking, insurance, investments, mortgage and consumer finance to more than 23 million customers from almost 6,000 stores and the internet (wellsfargo.com) across North America and elsewhere internationally. Wells Fargo Bank, N.A. is the only bank in the U.S., and one of two banks worldwide, to have the highest possible credit rating from both Moody’s Investors Service, “Aaa,” and Standard & Poor’s Ratings Services, “AAA.”
# # #

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA (1)

	Quarter ended December 31,		%		Year ended December 31,		%
($ in millions, except per share amounts)	2007	2006	Change		2007	2006	Change

For the Period
Net income	$1,361	$2,181	(38	) %	$8,057	$8,420	(4)%
Diluted earnings per common share	0.41	0.64	(36)		2.38	2.47	(4)

Profitability ratios (annualized):
Net income to average total assets (ROA)	0.97%	1.79%	(46)		1.55%	1.73%	(10)
Net income to average stockholders’ equity (ROE)	11.25	19.02	(41)		17.12	19.52	(12)

Efficiency ratio (2)	57.8	57.5	1		57.9	58.4	(1)

Total revenue	$10,205	$9,413	8		$39,390	$35,691	10

Dividends declared per common share	0.31	0.28	11		1.18	1.08	9

Average common shares outstanding	3,327.6	3,379.4	(2)		3,348.5	3,368.3	(1)
Diluted average common shares outstanding	3,352.2	3,424.0	(2)		3,382.8	3,410.1	(1)

Average loans	$374,372	$312,166	20		$344,775	$306,911	12
Average assets	555,647	482,585	15		520,752	486,023	7
Average core deposits (3)	314,808	283,790	11		303,091	268,853	13
Average retail core deposits (4)	234,210	220,025	6		228,667	215,788	6

Net interest margin	4.62%	4.93%	(6)		4.74%	4.83%	(2)

At Period End
Securities available for sale	$72,951	$42,629	71		$72,951	$42,629	71
Loans	382,195	319,116	20		382,195	319,116	20
Allowance for loan losses	5,307	3,764	41		5,307	3,764	41
Goodwill	13,106	11,275	16		13,106	11,275	16
Assets	575,442	481,996	19		575,442	481,996	19
Core deposits (3)	311,731	288,068	8		311,731	288,068	8
Stockholders’ equity	47,628	45,814	4		47,628	45,814	4

Capital ratios:
Stockholders’ equity to assets	8.28%	9.51%	(13)		8.28%	9.51%	(13)
Risk-based capital (5)
Tier 1 capital	7.59	8.93	(15)		7.59	8.93	(15)
Total capital	10.68	12.49	(14)		10.68	12.49	(14)
Tier 1 leverage (5)	6.83	7.88	(13)		6.83	7.88	(13)

Book value per common share	$14.45	$13.57	6		$14.45	$13.57	6

Team members (active, full-time equivalent)	159,800	158,000	1		159,800	158,000	1

Common Stock Price
High	$37.78	$36.99	2		$37.99	$36.99	3
Low	29.29	34.90	(16)		29.29	30.31	(3)
Period end	30.19	35.56	(15)		30.19	35.56	(15)

(1)	Results for third quarter 2007 and second quarter 2006 have been revised to reflect $170 million and $95 million, respectively, of litigation expenses associated with indemnification obligations arising from the Company’s ownership interest in Visa.
(2)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).
(3)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates, market rate and other savings, and certain foreign deposits (Eurodollar sweep balances).
(4)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.
(5)	The December 31, 2007, ratios are preliminary.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER SUMMARY FINANCIAL DATA (1)

	Quarter ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
($ in millions, except per share amounts)	2007	2007	2007	2007	2006

For the Quarter
Net income	$1,361	$2,173	$2,279	$2,244	$2,181
Diluted earnings per common share	0.41	0.64	0.67	0.66	0.64

Profitability ratios (annualized):
Net income to average total assets (ROA)	0.97%	1.59%	1.82%	1.89%	1.79%
Net income to average stockholders’ equity (ROE)	11.25	18.22	19.57	19.68	19.02

Efficiency ratio (2)	57.8	57.5	57.9	58.5	57.5

Total revenue	$10,205	$9,853	$9,891	$9,441	$9,413

Dividends declared per common share	0.31	0.31	0.28	0.28	0.28

Average common shares outstanding	3,327.6	3,339.6	3,351.2	3,376.0	3,379.4
Diluted average common shares outstanding	3,352.2	3,374.0	3,389.3	3,416.1	3,424.0

Average loans	$374,372	$350,683	$331,970	$321,429	$312,166
Average assets	555,647	541,533	502,686	482,105	482,585
Average core deposits (3)	314,808	306,135	300,535	290,586	283,790
Average retail core deposits (4)	234,210	228,633	228,006	223,729	220,025

Net interest margin	4.62%	4.55%	4.89%	4.95%	4.93%

At Quarter End
Securities available for sale	$72,951	$57,440	$72,179	$45,443	$42,629
Loans	382,195	362,922	342,800	325,487	319,116
Allowance for loan losses	5,307	3,829	3,820	3,772	3,764
Goodwill	13,106	12,018	11,983	11,275	11,275
Assets	575,442	548,727	539,865	485,901	481,996
Core deposits (3)	311,731	303,853	300,602	296,469	288,068
Stockholders’ equity	47,628	47,566	47,239	46,073	45,814

Capital ratios:
Stockholders’ equity to assets	8.28%	8.67%	8.75%	9.48%	9.51%
Risk-based capital (5)
Tier 1 capital	7.59	8.17	8.55	8.68	8.93
Total capital	10.68	11.07	11.71	12.09	12.49
Tier 1 leverage (5)	6.83	7.26	7.89	7.81	7.88

Book value per common share	$14.45	$14.30	$14.05	$13.75	$13.57

Team members (active, full-time equivalent)	159,800	158,800	158,700	159,600	158,000

Common Stock Price
High	$37.78	$37.99	$36.49	$36.64	$36.99
Low	29.29	32.66	33.93	33.01	34.90
Period end	30.19	35.62	35.17	34.43	35.56

(1)	Results for third quarter 2007 and second quarter 2006 have been revised to reflect $170 million and $95 million, respectively, of litigation expenses associated with indemnification obligations arising from the Company’s ownership interest in Visa.
(2)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).
(3)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates, market rate and other savings, and certain foreign deposits (Eurodollar sweep balances).
(4)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.
(5)	The December 31, 2007, ratios are preliminary.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

	Quarter ended December 31,		%	Year ended December 31,		%
(in millions, except per share amounts)	2007	2006	Change	2007	2006	Change

INTEREST INCOME
Trading assets	$36	$46	(22)%	$173	$225	(23)%
Securities available for sale	981	726	35	3,451	3,278	5
Mortgages held for sale	456	627	(27)	2,150	2,746	(22)
Loans held for sale	19	13	46	70	47	49
Loans	7,699	6,701	15	29,040	25,611	13
Other interest income	51	118	(57)	293	332	(12)

Total interest income	9,242	8,231	12	35,177	32,239	9

INTEREST EXPENSE
Deposits	2,136	1,901	12	8,152	7,174	14
Short-term borrowings	380	162	135	1,245	992	26
Long-term debt	1,238	1,118	11	4,806	4,122	17

Total interest expense	3,754	3,181	18	14,203	12,288	16

NET INTEREST INCOME	5,488	5,050	9	20,974	19,951	5
Provision for credit losses	2,612	726	260	4,939	2,204	124

Net interest income after provision for credit losses	2,876	4,324	(33)	16,035	17,747	(10)

NONINTEREST INCOME
Service charges on deposit accounts	788	695	13	3,050	2,690	13
Trust and investment fees	802	735	9	3,149	2,737	15
Card fees	588	481	22	2,136	1,747	22
Other fees	577	550	5	2,292	2,057	11
Mortgage banking	831	677	23	3,133	2,311	36
Operating leases	153	190	(19)	703	783	(10)
Insurance	370	299	24	1,530	1,340	14
Net gains (losses) on debt securities available for sale	60	51	18	209	(19)	—
Net gains from equity investments	222	256	(13)	734	738	(1)
Other	326	429	(24)	1,480	1,356	9

Total noninterest income	4,717	4,363	8	18,416	15,740	17

NONINTEREST EXPENSE
Salaries	2,055	1,812	13	7,762	7,007	11
Incentive compensation	840	793	6	3,284	2,885	14
Employee benefits	558	501	11	2,322	2,035	14
Equipment	370	339	9	1,294	1,252	3
Net occupancy	413	367	13	1,545	1,405	10
Operating leases	124	157	(21)	561	630	(11)
Other	1,540	1,442	7	6,056	5,623	8

Total noninterest expense	5,900	5,411	9	22,824	20,837	10

INCOME BEFORE INCOME TAX EXPENSE	1,693	3,276	(48)	11,627	12,650	(8)
Income tax expense	332	1,095	(70)	3,570	4,230	(16)

NET INCOME	$1,361	$2,181	(38)	$8,057	$8,420	(4)

EARNINGS PER COMMON SHARE	$0.41	$0.65	(37)	$2.41	$2.50	(4)

DILUTED EARNINGS PER COMMON SHARE	$0.41	$0.64	(36)	$2.38	$2.47	(4)

DIVIDENDS DECLARED PER COMMON SHARE	$0.31	$0.28	11	$1.18	$1.08	9

Average common shares outstanding	3,327.6	3,379.4	(2)	3,348.5	3,368.3	(1)
Diluted average common shares outstanding	3,352.2	3,424.0	(2)	3,382.8	3,410.1	(1)

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in millions, except per share amounts)	2007	2007	2007	2007	2006

INTEREST INCOME
Trading assets	$36	$37	$47	$53	$46
Securities available for sale	981	1,032	752	686	726
Mortgages held for sale	456	586	578	530	627
Loans held for sale	19	19	17	15	13
Loans	7,699	7,477	7,100	6,764	6,701
Other interest income	51	72	79	91	118

Total interest income	9,242	9,223	8,573	8,139	8,231

INTEREST EXPENSE
Deposits	2,136	2,218	1,941	1,857	1,901
Short-term borrowings	380	464	265	136	162
Long-term debt	1,238	1,261	1,171	1,136	1,118

Total interest expense	3,754	3,943	3,377	3,129	3,181

NET INTEREST INCOME	5,488	5,280	5,196	5,010	5,050
Provision for credit losses	2,612	892	720	715	726

Net interest income after provision for credit losses	2,876	4,388	4,476	4,295	4,324

NONINTEREST INCOME
Service charges on deposit accounts	788	837	740	685	695
Trust and investment fees	802	777	839	731	735
Card fees	588	561	517	470	481
Other fees	577	566	638	511	550
Mortgage banking	831	823	689	790	677
Operating leases	153	171	187	192	190
Insurance	370	329	432	399	299
Net gains (losses) on debt securities available for sale	60	160	(42)	31	51
Net gains from equity investments	222	173	242	97	256
Other	326	176	453	525	429

Total noninterest income	4,717	4,573	4,695	4,431	4,363

NONINTEREST EXPENSE
Salaries	2,055	1,933	1,907	1,867	1,812
Incentive compensation	840	802	900	742	793
Employee benefits	558	518	581	665	501
Equipment	370	295	292	337	339
Net occupancy	413	398	369	365	367
Operating leases	124	136	148	153	157
Other	1,540	1,589	1,530	1,397	1,442

Total noninterest expense	5,900	5,671	5,727	5,526	5,411

INCOME BEFORE INCOME TAX EXPENSE	1,693	3,290	3,444	3,200	3,276
Income tax expense	332	1,117	1,165	956	1,095

NET INCOME	$1,361	$2,173	$2,279	$2,244	$2,181

EARNINGS PER COMMON SHARE	$0.41	$0.65	$0.68	$0.66	$0.65

DILUTED EARNINGS PER COMMON SHARE	$0.41	$0.64	$0.67	$0.66	$0.64

DIVIDENDS DECLARED PER COMMON SHARE	$0.31	$0.31	$0.28	$0.28	$0.28

Average common shares outstanding	3,327.6	3,339.6	3,351.2	3,376.0	3,379.4
Diluted average common shares outstanding	3,352.2	3,374.0	3,389.3	3,416.1	3,424.0

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

	December 31,		%
(in millions, except shares)	2007	2006	Change

ASSETS
Cash and due from banks	$14,757	$15,028	(2)%
Federal funds sold, securities purchased under resale agreements and other short-term investments	2,754	6,078	(55)
Trading assets	7,727	5,607	38
Securities available for sale	72,951	42,629	71
Mortgages held for sale (includes $24,998 carried at fair value at December 31, 2007)	26,815	33,097	(19)
Loans held for sale	948	721	31

Loans	382,195	319,116	20
Allowance for loan losses	(5,307)	(3,764)	41

Net loans	376,888	315,352	20

Mortgage servicing rights:
Measured at fair value (residential MSRs)	16,763	17,591	(5)
Amortized	466	377	24
Premises and equipment, net	5,122	4,698	9
Goodwill	13,106	11,275	16
Other assets	37,145	29,543	26

Total assets	$575,442	$481,996	19

LIABILITIES
Noninterest-bearing deposits	$84,348	$89,119	(5)
Interest-bearing deposits	260,112	221,124	18

Total deposits	344,460	310,243	11
Short-term borrowings	53,255	12,829	315
Accrued expenses and other liabilities	30,706	25,965	18
Long-term debt	99,393	87,145	14

Total liabilities	527,814	436,182	21

STOCKHOLDERS’ EQUITY
Preferred stock	450	384	17
Common stock — $1-2/3 par value, authorized 6,000,000,000 shares; issued 3,472,762,050 shares	5,788	5,788	—
Additional paid-in capital	8,212	7,739	6
Retained earnings	38,970	35,215	11
Cumulative other comprehensive income	725	302	140
Treasury stock — 175,659,842 shares and 95,612,189 shares	(6,035)	(3,203)	88
Unearned ESOP shares	(482)	(411)	17

Total stockholders’ equity	47,628	45,814	4

Total liabilities and stockholders’ equity	$575,442	$481,996	19

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEET

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in millions)	2007	2007	2007	2007	2006

ASSETS
Cash and due from banks	$14,757	$12,200	$12,714	$12,485	$15,028
Federal funds sold, securities purchased under resale agreements and other short-term investments	2,754	4,546	5,163	4,668	6,078
Trading assets	7,727	7,298	7,289	6,525	5,607
Securities available for sale	72,951	57,440	72,179	45,443	42,629
Mortgages held for sale	26,815	29,699	34,580	32,286	33,097
Loans held for sale	948	1,011	887	829	721

Loans	382,195	362,922	342,800	325,487	319,116
Allowance for loan losses	(5,307)	(3,829)	(3,820)	(3,772)	(3,764)

Net loans	376,888	359,093	338,980	321,715	315,352

Mortgage servicing rights:
Measured at fair value (residential MSRs)	16,763	18,223	18,733	17,779	17,591
Amortized	466	460	418	400	377
Premises and equipment, net	5,122	5,002	4,973	4,864	4,698
Goodwill	13,106	12,018	11,983	11,275	11,275
Other assets	37,145	41,737	31,966	27,632	29,543

Total assets	$575,442	$548,727	$539,865	$485,901	$481,996

LIABILITIES
Noninterest-bearing deposits	$84,348	$82,365	$89,809	$89,067	$89,119
Interest-bearing deposits	260,112	252,591	234,934	222,090	221,124

Total deposits	344,460	334,956	324,743	311,157	310,243
Short-term borrowings	53,255	41,729	40,838	13,181	12,829
Accrued expenses and other liabilities	30,706	28,884	33,215	25,163	25,965
Long-term debt	99,393	95,592	93,830	90,327	87,145

Total liabilities	527,814	501,161	492,626	439,828	436,182

STOCKHOLDERS’ EQUITY
Preferred stock	450	545	637	740	384
Common stock	5,788	5,788	5,788	5,788	5,788
Additional paid-in capital	8,212	8,089	8,027	7,875	7,739
Retained earnings	38,970	38,645	37,603	36,377	35,215
Cumulative other comprehensive income (loss)	725	291	(236)	289	302
Treasury stock	(6,035)	(5,209)	(3,898)	(4,204)	(3,203)
Unearned ESOP shares	(482)	(583)	(682)	(792)	(411)

Total stockholders’ equity	47,628	47,566	47,239	46,073	45,814

Total liabilities and stockholders’ equity	$575,442	$548,727	$539,865	$485,901	$481,996

Wells Fargo & Company and Subsidiaries
FIVE QUARTER AVERAGE BALANCES

	Quarter ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in millions)	2007	2007	2007	2007	2006

EARNING ASSETS
Federal funds sold, securities purchased under resale agreements and other short-term investments	$2,972	$4,219	$4,849	$5,867	$7,751
Trading assets	4,248	4,043	4,572	4,305	3,950
Debt securities available for sale:
Securities of U.S. Treasury and federal agencies	926	871	839	753	786
Securities of U.S. states and political subdivisions	5,995	5,021	4,383	3,532	3,406
Mortgage-backed securities:
Federal agencies	35,434	52,681	35,406	30,640	31,718
Private collateralized mortgage obligations	14,270	4,026	3,816	3,993	5,130

Total mortgage-backed securities	49,704	56,707	39,222	34,633	36,848
Other debt securities (1)	8,465	5,822	5,090	5,778	6,406

Total debt securities available for sale (1)	65,090	68,421	49,534	44,696	47,446
Mortgages held for sale (2)	28,327	35,552	36,060	32,343	37,878
Loans held for sale (2)	965	960	864	794	659
Loans:
Commercial and commercial real estate:
Commercial	86,958	79,713	73,932	71,063	68,402
Other real estate mortgage	35,863	32,641	31,736	30,590	29,882
Real estate construction	18,510	16,914	16,393	15,892	15,775
Lease financing	6,583	6,026	5,559	5,503	5,500

Total commercial and commercial real estate	147,914	135,294	127,620	123,048	119,559
Consumer:
Real estate 1-4 family first mortgage	69,262	63,929	58,283	54,444	50,836
Real estate 1-4 family junior lien mortgage	75,272	73,476	70,390	69,079	68,208
Credit card	17,689	16,261	14,950	14,557	13,737
Other revolving credit and installment	56,546	54,165	53,464	53,539	53,206

Total consumer	218,769	207,831	197,087	191,619	185,987
Foreign	7,689	7,558	7,263	6,762	6,620

Total loans (2)	374,372	350,683	331,970	321,429	312,166
Other	1,552	1,396	1,329	1,327	1,333

Total earning assets	$477,526	$465,274	$429,178	$410,761	$411,183

FUNDING SOURCES
Deposits:
Interest-bearing checking	$5,254	$5,160	$5,193	$4,615	$4,477
Market rate and other savings	156,260	149,194	145,185	140,934	135,673
Savings certificates	42,560	41,080	39,729	38,514	36,382
Other time deposits	10,874	10,948	4,574	9,312	19,838
Deposits in foreign offices	44,991	41,326	32,841	27,647	24,425

Total interest-bearing deposits	259,939	247,708	227,522	221,022	220,795
Short-term borrowings	34,074	36,415	21,066	11,498	13,470
Long-term debt	98,012	94,686	90,931	89,027	85,809

Total interest-bearing liabilities	392,025	378,809	339,519	321,547	320,074
Portion of noninterest-bearing funding sources	85,501	86,465	89,659	89,214	91,109

Total funding sources	$477,526	$465,274	$429,178	$410,761	$411,183

NONINTEREST-EARNING ASSETS
Cash and due from banks	$12,127	$11,579	$11,655	$11,862	$12,379
Goodwill	13,091	12,008	11,435	11,274	11,259
Other	52,903	52,672	50,418	48,208	47,764

Total noninterest-earning assets	$78,121	$76,259	$73,508	$71,344	$71,402

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$86,632	$88,991	$91,256	$88,769	$91,259
Other liabilities	29,019	26,413	25,221	25,536	25,749
Stockholders’ equity	47,971	47,320	46,690	46,253	45,503
Noninterest-bearing funding sources used to fund earning assets	(85,501)	(86,465)	(89,659)	(89,214)	(91,109)

Net noninterest-bearing funding sources	$78,121	$76,259	$73,508	$71,344	$71,402

TOTAL ASSETS	$555,647	$541,533	$502,686	$482,105	$482,585

(1)	Includes certain preferred securities.
(2)	Nonaccrual loans are included in their respective loan categories.

Wells Fargo & Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

	Year ended December 31,
(in millions)	2007	2006

Balance, beginning of period	$45,814	$40,660
Cumulative effect from adoption of:
FAS 156 (1)	—	101
FSP 13-2 (2)	(71)	—
Net income	8,057	8,420
Other comprehensive income (loss), net of tax, related to:
Translation adjustments	23	—
Investment securities and other interests held	(164)	(31)
Derivative instruments and hedging activities	322	70
Defined benefit pension plans	242	—
Common stock issued	1,876	1,764
Common stock issued for acquisitions	2,125	—
Common stock repurchased	(7,418)	(1,965)
Preferred stock released to ESOP	418	355
Common stock dividends	(3,955)	(3,641)
Adoption of FAS 158 (3)	—	(402)
Other, net	359	483

Balance, end of period	$47,628	$45,814

(1)	Financial Accounting Standard No. 156, Accounting for Servicing of Financial Assets — an amendment of FASB Statement No. 140.
(2)	FASB Staff Position 13-2, Accounting for a Change or Projected Change in the Timing of Cash Flows Related to Income Taxes Generated by a Leveraged Lease Transaction.
(3)	Financial Accounting Standard No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106, and 132(R).

Wells Fargo & Company and Subsidiaries
FIVE QUARTER LOANS

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in millions)	2007	2007	2007	2007	2006

Commercial and commercial real estate:
Commercial	$90,468	$82,598	$77,560	$72,268	$70,404
Other real estate mortgage	36,747	33,227	32,336	31,542	30,112
Real estate construction	18,854	17,301	16,552	15,869	15,935
Lease financing	6,772	6,089	5,979	5,494	5,614

Total commercial and commercial real estate	152,841	139,215	132,427	125,173	122,065
Consumer:
Real estate 1-4 family first mortgage	71,415	66,877	61,177	55,982	53,228
Real estate 1-4 family junior lien mortgage	75,565	74,632	72,398	69,489	68,926
Credit card	18,762	17,129	15,567	14,594	14,697
Other revolving credit and installment	56,171	57,180	53,701	53,445	53,534

Total consumer	221,913	215,818	202,843	193,510	190,385
Foreign	7,441	7,889	7,530	6,804	6,666

Total loans (net of unearned income)	$382,195	$362,922	$342,800	$325,487	$319,116

FIVE QUARTER NONACCRUAL LOANS AND OTHER ASSETS

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in millions)	2007	2007	2007	2007	2006

Nonaccrual loans:
Commercial and commercial real estate:
Commercial	$432	$399	$395	$350	$331
Other real estate mortgage	128	133	129	114	105
Real estate construction	293	188	81	82	78
Lease financing	45	38	29	31	29

Total commercial and commercial real estate	898	758	634	577	543
Consumer:
Real estate 1-4 family first mortgage (1)	1,272	886	663	701	688
Real estate 1-4 family junior lien mortgage	280	238	228	233	212
Other revolving credit and installment	184	160	155	195	180

Total consumer	1,736	1,284	1,046	1,129	1,080
Foreign	45	46	53	46	43

Total nonaccrual loans	2,679	2,088	1,733	1,752	1,666
As a percentage of total loans	0.70%	0.58%	0.51%	0.54%	0.52%

Foreclosed assets:
GNMA loans (2)	535	487	423	381	322
Other	649	603	554	528	423
Real estate and other nonaccrual investments (3)	5	5	5	5	5

Total nonaccrual loans and other assets	$3,868	$3,183	$2,715	$2,666	$2,416

As a percentage of total loans	1.01%	0.88%	0.79%	0.82%	0.76%

(1)	Includes nonaccrual mortgages held for sale.
(2)	Consistent with regulatory reporting requirements, foreclosed real estate securing Government National Mortgage Association (GNMA) loans is classified as nonperforming. Both principal and interest for GNMA loans secured by the foreclosed real estate are fully collectible because the GNMA loans are insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs.
(3)	Includes real estate investments (contingent interest loans accounted for as investments) that would be classified as nonaccrual if these assets were recorded as loans.

Wells Fargo & Company and Subsidiaries
CHANGES IN THE ALLOWANCE FOR CREDIT LOSSES

	Quarter ended			Year ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
(in millions)	2007	2007	2006	2007	2006

Balance, beginning of period	$4,018	$4,007	$3,978	$3,964	$4,057

Provision for credit losses	2,612	892	726	4,939	2,204

Loan charge-offs:
Commercial and commercial real estate:
Commercial	(221)	(155)	(139)	(629)	(414)
Other real estate mortgage	(4)	—	(2)	(6)	(5)
Real estate construction	(9)	(3)	(1)	(14)	(2)
Lease financing	(9)	(8)	(8)	(33)	(30)

Total commercial and commercial real estate	(243)	(166)	(150)	(682)	(451)
Consumer:
Real estate 1-4 family first mortgage	(38)	(22)	(22)	(109)	(103)
Real estate 1-4 family junior lien mortgage	(291)	(167)	(56)	(648)	(154)
Credit card	(253)	(205)	(154)	(832)	(505)
Other revolving credit and installment	(532)	(473)	(513)	(1,913)	(1,685)

Total consumer	(1,114)	(867)	(745)	(3,502)	(2,447)
Foreign	(70)	(69)	(59)	(265)	(281)

Total loan charge-offs	(1,427)	(1,102)	(954)	(4,449)	(3,179)

Loan recoveries:
Commercial and commercial real estate:
Commercial	35	35	27	119	111
Other real estate mortgage	1	2	5	8	19
Real estate construction	—	1	1	2	3
Lease financing	5	3	5	17	21

Total commercial and commercial real estate	41	41	38	146	154
Consumer:
Real estate 1-4 family first mortgage	4	6	6	22	26
Real estate 1-4 family junior lien mortgage	14	14	9	53	36
Credit card	30	29	24	120	96
Other revolving credit and installment	111	105	136	504	537

Total consumer	159	154	175	699	695
Foreign	15	15	15	65	76

Total loan recoveries	215	210	228	910	925

Net loan charge-offs	(1,212)	(892)	(726)	(3,539)	(2,254)

Allowances related to business combinations/other	100	11	(14)	154	(43)

Balance, end of period	$5,518	$4,018	$3,964	$5,518	$3,964

Components:
Allowance for loan losses	$5,307	$3,829	$3,764	$5,307	$3,764
Reserve for unfunded credit commitments	211	189	200	211	200

Allowance for credit losses	$5,518	$4,018	$3,964	$5,518	$3,964

Net loan charge-offs (annualized) as a percentage of average total loans	1.28%	1.01%	0.92%	1.03%	0.73%

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CHANGES IN THE ALLOWANCE FOR CREDIT LOSSES

	Quarter ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in millions)	2007	2007	2007	2007	2006

Balance, beginning of quarter	$4,018	$4,007	$3,965	$3,964	$3,978

Provision for credit losses	2,612	892	720	715	726

Loan charge-offs:
Commercial and commercial real estate:
Commercial	(221)	(155)	(127)	(126)	(139)
Other real estate mortgage	(4)	—	(1)	(1)	(2)
Real estate construction	(9)	(3)	(2)	—	(1)
Lease financing	(9)	(8)	(9)	(7)	(8)

Total commercial and commercial real estate	(243)	(166)	(139)	(134)	(150)
Consumer:
Real estate 1-4 family first mortgage	(38)	(22)	(25)	(24)	(22)
Real estate 1-4 family junior lien mortgage	(291)	(167)	(107)	(83)	(56)
Credit card	(253)	(205)	(191)	(183)	(154)
Other revolving credit and installment	(532)	(473)	(434)	(474)	(513)

Total consumer	(1,114)	(867)	(757)	(764)	(745)
Foreign	(70)	(69)	(64)	(62)	(59)

Total loan charge-offs	(1,427)	(1,102)	(960)	(960)	(954)

Loan recoveries:
Commercial and commercial real estate:
Commercial	35	35	25	24	27
Other real estate mortgage	1	2	3	2	5
Real estate construction	—	1	—	1	1
Lease financing	5	3	4	5	5

Total commercial and commercial real estate	41	41	32	32	38
Consumer:
Real estate 1-4 family first mortgage	4	6	6	6	6
Real estate 1-4 family junior lien mortgage	14	14	16	9	9
Credit card	30	29	30	31	24
Other revolving credit and installment	111	105	139	149	136

Total consumer	159	154	191	195	175
Foreign	15	15	17	18	15

Total loan recoveries	215	210	240	245	228

Net loan charge-offs	(1,212)	(892)	(720)	(715)	(726)

Allowances related to business combinations/other	100	11	42	1	(14)

Balance, end of quarter	$5,518	$4,018	$4,007	$3,965	$3,964

Components:
Allowance for loan losses	$5,307	$3,829	$3,820	$3,772	$3,764
Reserve for unfunded credit commitments	211	189	187	193	200

Allowance for credit losses	$5,518	$4,018	$4,007	$3,965	$3,964

Net loan charge-offs (annualized) as a percentage of average total loans	1.28%	1.01%	0.87%	0.90%	0.92%

Allowance for loan losses as a percentage of:
Total loans	1.39%	1.06%	1.11%	1.16%	1.18%
Nonaccrual loans	198	183	220	215	226
Nonaccrual loans and other assets	137	120	141	141	156

Allowance for credit losses as a percentage of:
Total loans	1.44%	1.11%	1.17%	1.22%	1.24%
Nonaccrual loans	206	192	231	226	238
Nonaccrual loans and other assets	143	126	148	149	164

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

	Quarter ended December 31,		%	Year ended December 31,		%
(in millions)	2007	2006	Change	2007	2006	Change

Service charges on deposit accounts	$788	$695	13%	$3,050	$2,690	13%

Trust and investment fees:
Trust, investment and IRA fees	585	525	11	2,305	2,033	13
Commissions and all other fees	217	210	3	844	704	20

Total trust and investment fees	802	735	9	3,149	2,737	15

Card fees	588	481	22	2,136	1,747	22

Other fees:
Cash network fees	47	44	7	193	184	5
Charges and fees on loans	274	241	14	1,011	976	4
All other fees	256	265	(3)	1,088	897	21

Total other fees	577	550	5	2,292	2,057	11

Mortgage banking:
Servicing income, net	543	314	73	1,511	893	69
Net gains on mortgage loan origination/sales activities	220	305	(28)	1,289	1,116	16
All other	68	58	17	333	302	10

Total mortgage banking	831	677	23	3,133	2,311	36

Operating leases	153	190	(19)	703	783	(10)
Insurance	370	299	24	1,530	1,340	14
Net gains from trading activities	62	213	(71)	544	544	—
Net gains (losses) on debt securities available for sale	60	51	18	209	(19)	—
Net gains from equity investments	222	256	(13)	734	738	(1)
All other	264	216	22	936	812	15

Total	$4,717	$4,363	8	$18,416	$15,740	17

NONINTEREST EXPENSE

	Quarter ended December 31,		%	Year ended December 31,		%
(in millions)	2007	2006	Change	2007	2006	Change

Salaries	$2,055	$1,812	13%	$7,762	$7,007	11%
Incentive compensation	840	793	6	3,284	2,885	14
Employee benefits	558	501	11	2,322	2,035	14
Equipment	370	339	9	1,294	1,252	3
Net occupancy	413	367	13	1,545	1,405	10
Operating leases	124	157	(21)	561	630	(11)
Outside professional services	250	273	(8)	899	942	(5)
Outside data processing	127	113	12	482	437	10
Travel and entertainment	134	141	(5)	474	542	(13)
Contract services	114	165	(31)	448	579	(23)
Operating losses	68	40	70	437	275	59
Insurance	59	39	51	416	257	62
Advertising and promotion	100	102	(2)	412	456	(10)
Postage	85	77	10	345	312	11
Telecommunications	80	66	21	321	279	15
Stationery and supplies	61	60	2	220	223	(1)
Security	47	49	(4)	176	179	(2)
Core deposit intangibles	32	27	19	113	112	1
All other	383	290	32	1,313	1,030	27

Total	$5,900	$5,411	9	$22,824	$20,837	10

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONINTEREST INCOME

	Quarter ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in millions)	2007	2007	2007	2007	2006

Service charges on deposit accounts	$788	$837	$740	$685	$695

Trust and investment fees:
Trust, investment and IRA fees	585	573	610	537	525
Commissions and all other fees	217	204	229	194	210

Total trust and investment fees	802	777	839	731	735

Card fees	588	561	517	470	481

Other fees:
Cash network fees	47	51	50	45	44
Charges and fees on loans	274	246	253	238	241
All other fees	256	269	335	228	265

Total other fees	577	566	638	511	550

Mortgage banking:
Servicing income, net	543	797	(45)	216	314
Net gains (losses) on mortgage loan origination/sales activities	220	(61)	635	495	305
All other	68	87	99	79	58

Total mortgage banking	831	823	689	790	677

Operating leases	153	171	187	192	190
Insurance	370	329	432	399	299
Net gains (losses) from trading activities	62	(43)	260	265	213
Net gains (losses) on debt securities available for sale	60	160	(42)	31	51
Net gains from equity investments	222	173	242	97	256
All other	264	219	193	260	216

Total	$4,717	$4,573	$4,695	$4,431	$4,363

FIVE QUARTER NONINTEREST EXPENSE

	Quarter ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in millions)	2007	2007	2007	2007	2006

Salaries	$2,055	$1,933	$1,907	$1,867	$1,812
Incentive compensation	840	802	900	742	793
Employee benefits	558	518	581	665	501
Equipment	370	295	292	337	339
Net occupancy	413	398	369	365	367
Operating leases	124	136	148	153	157
Outside professional services	250	222	235	192	273
Outside data processing	127	123	121	111	113
Travel and entertainment	134	113	118	109	141
Contract services	114	103	113	118	165
Operating losses	68	225	57	87	40
Insurance	59	81	148	128	39
Advertising and promotion	100	108	113	91	102
Postage	85	88	85	87	77
Telecommunications	80	79	81	81	66
Stationery and supplies	61	54	52	53	60
Security	47	42	44	43	49
Core deposit intangibles	32	28	27	26	27
All other	383	323	336	271	290

Total	$5,900	$5,671	$5,727	$5,526	$5,411

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended December 31,
	2007			2006
			Interest			Interest
	Average	Yields/	income/	Average	Yields/	income/
(in millions)	balance	rates	expense	balance	rates	expense

EARNING ASSETS
Federal funds sold, securities purchased under resale agreements and other short-term investments	$2,972	4.45%	$34	$7,751	5.19%	$102
Trading assets	4,248	3.39	37	3,950	5.12	50
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	926	4.18	9	786	4.28	9
Securities of U.S. states and political subdivisions	5,995	7.41	110	3,406	7.62	62
Mortgage-backed securities:
Federal agencies	35,434	6.15	534	31,718	6.20	483
Private collateralized mortgage obligations	14,270	5.99	214	5,130	6.19	78

Total mortgage-backed securities	49,704	6.11	748	36,848	6.20	561
Other debt securities (4)	8,465	7.45	161	6,406	7.20	115

Total debt securities available for sale (4)	65,090	6.38	1,028	47,446	6.40	747
Mortgages held for sale (5)	28,327	6.44	456	37,878	6.62	627
Loans held for sale (5)	965	7.72	19	659	7.60	13
Loans:
Commercial and commercial real estate:
Commercial	86,958	7.88	1,726	68,402	8.27	1,426
Other real estate mortgage	35,863	7.22	652	29,882	7.49	563
Real estate construction	18,510	7.35	343	15,775	8.07	321
Lease financing	6,583	5.92	97	5,500	5.66	78

Total commercial and commercial real estate	147,914	7.57	2,818	119,559	7.93	2,388
Consumer:
Real estate 1-4 family first mortgage	69,262	7.12	1,235	50,836	7.53	961
Real estate 1-4 family junior lien mortgage	75,272	7.92	1,503	68,208	8.16	1,403
Credit card	17,689	12.79	565	13,737	13.30	457
Other revolving credit and installment	56,546	9.54	1,359	53,206	9.67	1,297

Total consumer	218,769	8.48	4,662	185,987	8.80	4,118
Foreign	7,689	11.55	224	6,620	11.97	199

Total loans (5)	374,372	8.18	7,704	312,166	8.54	6,705
Other	1,552	4.95	17	1,333	5.17	18

Total earning assets	$477,526	7.75	9,295	$411,183	8.01	8,262

FUNDING SOURCES
Deposits:
Interest-bearing checking	$5,254	2.96	39	$4,477	3.11	35
Market rate and other savings	156,260	2.63	1,035	135,673	2.69	918
Savings certificates	42,560	4.33	465	36,382	4.33	398
Other time deposits	10,874	4.45	122	19,838	5.27	264
Deposits in foreign offices	44,991	4.19	475	24,425	4.65	286

Total interest-bearing deposits	259,939	3.26	2,136	220,795	3.42	1,901
Short-term borrowings	34,074	4.42	380	13,470	4.77	162
Long-term debt	98,012	5.06	1,245	85,809	5.20	1,120

Total interest-bearing liabilities	392,025	3.81	3,761	320,074	3.95	3,183
Portion of noninterest-bearing funding sources	85,501	—	—	91,109	—	—

Total funding sources	$477,526	3.13	3,761	$411,183	3.08	3,183

Net interest margin and net interest income on a taxable-equivalent basis (6)		4.62%	$5,534		4.93%	$5,079

NONINTEREST-EARNING ASSETS
Cash and due from banks	$12,127			$12,379
Goodwill	13,091			11,259
Other	52,903			47,764

Total noninterest-earning assets	$78,121			$71,402

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$86,632			$91,259
Other liabilities	29,019			25,749
Stockholders’ equity	47,971			45,503
Noninterest-bearing funding sources used to fund earning assets	(85,501)			(91,109)

Net noninterest-bearing funding sources	$78,121			$71,402

TOTAL ASSETS	$555,647			$482,585

(1)	Our average prime rate was 7.52% and 8.25% for the quarters ended December 31, 2007 and 2006, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 5.03% and 5.37% for the same quarters, respectively.
(2)	Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3)	Yields are based on amortized cost balances computed on a settlement date basis.
(4)	Includes certain preferred securities.
(5)	Nonaccrual loans and related income are included in their respective loan categories.
(6)	Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Year ended December 31,
	2007			2006
			Interest			Interest
	Average	Yields/	income/	Average	Yields/	income/
(in millions)	balance	rates	expense	balance	rates	expense

EARNING ASSETS
Federal funds sold, securities purchased under resale agreements and other short-term investments	$4,468	4.99%	$223	$5,515	4.80%	$265
Trading assets	4,291	4.37	188	4,958	4.95	245
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	848	4.26	36	875	4.36	39
Securities of U.S. states and political subdivisions	4,740	7.37	342	3,192	7.98	245
Mortgage-backed securities:
Federal agencies	38,592	6.10	2,328	36,691	6.04	2,206
Private collateralized mortgage obligations	6,548	6.12	399	6,640	6.57	430

Total mortgage-backed securities	45,140	6.10	2,727	43,331	6.12	2,636
Other debt securities (4)	6,295	7.52	477	6,204	7.10	439

Total debt securities available for sale (4)	57,023	6.34	3,582	53,602	6.31	3,359
Mortgages held for sale (5)	33,066	6.50	2,150	42,855	6.41	2,746
Loans held for sale (5)	896	7.76	70	630	7.40	47
Loans:
Commercial and commercial real estate:
Commercial	77,965	8.17	6,367	65,720	8.13	5,340
Other real estate mortgage	32,722	7.38	2,414	29,344	7.32	2,148
Real estate construction	16,934	7.80	1,321	14,810	7.94	1,175
Lease financing	5,921	5.84	346	5,437	5.72	311

Total commercial and commercial real estate	133,542	7.82	10,448	115,311	7.78	8,974
Consumer:
Real estate 1-4 family first mortgage	61,527	7.25	4,463	57,509	7.27	4,182
Real estate 1-4 family junior lien mortgage	72,075	8.12	5,851	64,255	7.98	5,126
Credit card	15,874	13.58	2,155	12,571	13.29	1,670
Other revolving credit and installment	54,436	9.71	5,285	50,922	9.60	4,889

Total consumer	203,912	8.71	17,754	185,257	8.57	15,867
Foreign	7,321	11.68	855	6,343	12.39	786

Total loans (5)	344,775	8.43	29,057	306,911	8.35	25,627
Other	1,402	5.07	71	1,357	4.97	68

Total earning assets	$445,921	7.93	35,341	$415,828	7.79	32,357

FUNDING SOURCES
Deposits:
Interest-bearing checking	$5,057	3.16	160	$4,302	2.86	123
Market rate and other savings	147,939	2.78	4,105	134,248	2.40	3,225
Savings certificates	40,484	4.38	1,773	32,355	3.91	1,266
Other time deposits	8,937	4.87	435	32,168	4.99	1,607
Deposits in foreign offices	36,761	4.57	1,679	20,724	4.60	953

Total interest-bearing deposits	239,178	3.41	8,152	223,797	3.21	7,174
Short-term borrowings	25,854	4.81	1,245	21,471	4.62	992
Long-term debt	93,193	5.18	4,824	84,035	4.91	4,124

Total interest-bearing liabilities	358,225	3.97	14,221	329,303	3.73	12,290
Portion of noninterest-bearing funding sources	87,696	—	—	86,525	—	—

Total funding sources	$445,921	3.19	14,221	$415,828	2.96	12,290

Net interest margin and net interest income on a taxable-equivalent basis (6)		4.74%	$21,120		4.83%	$20,067

NONINTEREST-EARNING ASSETS
Cash and due from banks	$11,806			$12,466
Goodwill	11,957			11,114
Other	51,068			46,615

Total noninterest-earning assets	$74,831			$70,195

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$88,907			$89,117
Other liabilities	26,557			24,467
Stockholders’ equity	47,063			43,136
Noninterest-bearing funding sources used to fund earning assets	(87,696)			(86,525)

Net noninterest-bearing funding sources	$74,831			$70,195

TOTAL ASSETS	$520,752			$486,023

(1)	Our average prime rate was 8.05% and 7.96% for the years ended December 31, 2007 and 2006, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 5.30% and 5.20% for the same periods, respectively.
(2)	Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3)	Yields are based on amortized cost balances computed on a settlement date basis.
(4)	Includes certain preferred securities.
(5)	Nonaccrual loans and related income are included in their respective loan categories.
(6)	Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
OPERATING SEGMENT RESULTS (1)

(income/expense in millions,	Community		Wholesale		Wells Fargo		Consolidated
average balances in billions)	Banking		Banking		Financial		Company

Quarter ended December 31,	2007	2006	2007	2006	2007	2006	2007	2006

Net interest income	$3,475	$3,248	$933	$787	$1,080	$1,015	$5,488	$5,050
Provision for credit losses	2,082	275	36	25	494	426	2,612	726
Noninterest income	3,185	2,882	1,209	1,096	323	385	4,717	4,363
Noninterest expense	3,904	3,558	1,212	1,105	784	748	5,900	5,411

Income before income tax expense	674	2,297	894	753	125	226	1,693	3,276
Income tax expense (benefit)	(19)	765	304	262	47	68	332	1,095

Net income	$693	$1,532	$590	$491	$78	$158	$1,361	$2,181

Average loans	$210.9	$175.7	$95.1	$75.0	$68.4	$61.5	$374.4	$312.2
Average assets (2)	347.0	311.9	128.1	97.9	74.7	67.0	555.6	482.6
Average core deposits	253.3	239.8	61.5	44.0	—	—	314.8	283.8

Year ended December 31,

Net interest income	$13,365	$13,117	$3,382	$2,924	$4,227	$3,910	$20,974	$19,951
Provision for credit losses	3,187	887	69	16	1,683	1,301	4,939	2,204
Noninterest income	12,173	9,915	4,959	4,310	1,284	1,515	18,416	15,740
Noninterest expense	15,000	13,917	4,772	4,114	3,052	2,806	22,824	20,837

Income before income tax expense	7,351	8,228	3,500	3,104	776	1,318	11,627	12,650
Income tax expense	2,058	2,678	1,217	1,086	295	466	3,570	4,230

Net income	$5,293	$5,550	$2,283	$2,018	$481	$852	$8,057	$8,420

Average loans	$194.0	$178.0	$85.6	$71.4	$65.2	$57.5	$344.8	$306.9
Average assets (2)	330.8	320.2	113.1	97.1	71.1	62.9	520.8	486.0
Average core deposits	249.8	233.5	53.3	35.3	—	0.1	303.1	268.9

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. If the management structure and/or the allocation process changes, allocations, transfers and assignments may change. To reflect a change in the allocation of income taxes for management reporting adopted in second quarter 2007, results for prior periods have been revised.
(2)	The Consolidated Company balance includes unallocated goodwill held at the enterprise level of $5.8 billion for all periods presented.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER OPERATING SEGMENT RESULTS (1)

	Quarter ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(income/expense in millions, average balances in billions)	2007	2007	2007	2007	2006

COMMUNITY BANKING
Net interest income	$3,475	$3,367	$3,299	$3,224	$3,248
Provision for credit losses	2,082	446	353	306	275
Noninterest income	3,185	3,110	3,031	2,847	2,882
Noninterest expense	3,904	3,789	3,667	3,640	3,558

Income before income tax expense	674	2,242	2,310	2,125	2,297
Income tax expense (benefit)	(19)	747	757	573	765

Net income	$693	$1,495	$1,553	$1,552	$1,532

Average loans	$210.9	$197.4	$186.6	$180.8	$175.7
Average assets	347.0	348.2	320.0	307.0	311.9
Average core deposits	253.3	250.6	250.9	243.9	239.8

WHOLESALE BANKING
Net interest income	$933	$854	$814	$781	$787
Provision for credit losses	36	19	1	13	25
Noninterest income	1,209	1,149	1,336	1,265	1,096
Noninterest expense	1,212	1,154	1,269	1,137	1,105

Income before income tax expense	894	830	880	896	753
Income tax expense	304	287	310	316	262

Net income	$590	$543	$570	$580	$491

Average loans	$95.1	$87.5	$81.4	$77.9	$75.0
Average assets	128.1	115.8	107.1	101.0	97.9
Average core deposits	61.5	55.5	49.6	46.7	44.0

WELLS FARGO FINANCIAL
Net interest income	$1,080	$1,059	$1,083	$1,005	$1,015
Provision for credit losses	494	427	366	396	426
Noninterest income	323	314	328	319	385
Noninterest expense	784	728	791	749	748

Income before income tax expense	125	218	254	179	226
Income tax expense	47	83	98	67	68

Net income	$78	$135	$156	$112	$158

Average loans	$68.4	$65.8	$64.0	$62.7	$61.5
Average assets	74.7	71.7	69.8	68.3	67.0

CONSOLIDATED COMPANY
Net interest income	$5,488	$5,280	$5,196	$5,010	$5,050
Provision for credit losses	2,612	892	720	715	726
Noninterest income	4,717	4,573	4,695	4,431	4,363
Noninterest expense	5,900	5,671	5,727	5,526	5,411

Income before income tax expense	1,693	3,290	3,444	3,200	3,276
Income tax expense	332	1,117	1,165	956	1,095

Net income	$1,361	$2,173	$2,279	$2,244	$2,181

Average loans	$374.4	$350.7	$332.0	$321.4	$312.2
Average assets (2)	555.6	541.5	502.7	482.1	482.6
Average core deposits	314.8	306.1	300.5	290.6	283.8

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. If the management structure and/or the allocation process changes, allocations, transfers and assignments may change. To reflect a change in the allocation of income taxes for management reporting adopted in second quarter 2007, results for prior periods have been revised.
(2)	The Consolidated Company balance includes unallocated goodwill held at the enterprise level of $5.8 billion for all periods presented.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING

	Quarter ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in millions)	2007	2007	2007	2007	2006

Residential MSRs measured using the fair value method:
Fair value, beginning of quarter	$18,223	$18,733	$17,779	$17,591	$17,712
Purchases	314	188	142	159	222
Servicing from securitizations or asset transfers	872	951	1,029	828	843
Sales	—	(292)	(1,422)	—	(469)

Net additions (reductions)	1,186	847	(251)	987	596

Changes in fair value:
Due to changes in valuation model inputs or assumptions (1)	(1,935)	(638)	2,013	(11)	66
Other changes in fair value (2)	(711)	(719)	(808)	(788)	(783)

Total changes in fair value	(2,646)	(1,357)	1,205	(799)	(717)

Fair value, end of quarter	$16,763	$18,223	$18,733	$17,779	$17,591

(1) Principally reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates.
(2) Represents changes due to collection/realization of expected cash flows over time.

	Quarter ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in millions)	2007	2007	2007	2007	2006

Amortized MSRs:
Balance, beginning of quarter	$460	$418	$400	$377	$328
Purchases	19	46	26	29	53
Servicing from securitizations or asset transfers	7	12	11	10	9
Amortization	(20)	(16)	(19)	(16)	(13)

Balance, end of quarter (1)	$466	$460	$418	$400	$377

Fair value of amortized MSRs:
Beginning of quarter	$602	$561	$484	$457	$440
End of quarter	573	602	561	484	457

(1) There was no valuation allowance recorded for the periods presented.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (CONTINUED)

	Quarter ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in millions)	2007	2007	2007	2007	2006

Servicing income, net:
Servicing fees (1)	$994	$970	$1,007	$1,054	$1,011
Changes in fair value of residential MSRs:
Due to changes in valuation model inputs or assumptions (2)	(1,935)	(638)	2,013	(11)	66
Other changes in fair value (3)	(711)	(719)	(808)	(788)	(783)

Total changes in fair value of residential MSRs	(2,646)	(1,357)	1,205	(799)	(717)

Amortization	(20)	(16)	(19)	(16)	(13)
Net derivative gains (losses) from economic hedges (4)	2,215	1,200	(2,238)	(23)	33

Total servicing income, net	$543	$797	$(45)	$216	$314

Market-related valuation changes to MSRs, net of hedge results (2) + (4)	$280	$562	$(225)	$(34)	$99

(1) Includes contractually specified servicing fees, late charges and other ancillary revenues.
(2) Principally reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates.
(3) Represents changes due to collection/realization of expected cash flows over time.
(4) Represents results from free-standing derivatives (economic hedges) used to hedge the risk of changes in fair value of MSRs.

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in billions)	2007	2007	2007	2007	2006

Managed servicing portfolio:
Loans serviced for others (1)	$1,430	$1,380	$1,347	$1,309	$1,280
Owned loans serviced (2)	98	97	96	88	86

Total owned servicing	1,528	1,477	1,443	1,397	1,366
Sub-servicing	23	22	24	26	19

Total managed servicing portfolio	$1,551	$1,499	$1,467	$1,423	$1,385

Ratio of MSRs to related loans serviced for others	1.20%	1.35%	1.42%	1.39%	1.41%

Weighted-average note rate (owned servicing only)	6.01%	5.98%	5.95%	5.93%	5.92%

(1) Consists of 1-4 family first mortgage and commercial mortgage loans.
(2) Consists of mortgages held for sale and 1-4 family first mortgage loans.

Wells Fargo & Company and Subsidiaries
SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION DATA

	Quarter ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in billions)	2007	2007	2007	2007	2006

Application Data:
Wells Fargo Home Mortgage first mortgage quarterly applications	$91	$95	$114	$113	$90
Refinances as a percentage of applications	52%	40%	40%	46%	50%
Wells Fargo Home Mortgage first mortgage unclosed pipeline, at quarter end	$43	$45	$56	$57	$48

	Quarter ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in billions)	2007	2007	2007	2007	2006

Residential Real Estate Originations: (1)
Quarter:
Wells Fargo Home Mortgage first mortgage loans:
Retail	$28	$29	$32	$26	$29
Correspondent/Wholesale	22	29	36	31	29
Home equity loans and lines	4	7	9	8	9
Wells Fargo Financial	2	3	3	3	3

Total	$56	$68	$80	$68	$70

Year-to-date	$272	$216	$148	$68	$294

(1)	Consists of residential real estate originations from all Wells Fargo channels.